UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2020

Changsheng International Group Limited

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-156254	26-0884454
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1334 Spring Hill, TN	37174
(Address of principal executive offices)	(Zip Code)

(615) 806-5988

(Registrant’s telephone number, including area code)

Anchorage International Holdings Corp.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On July 6, 2020, Anchorage International Holdings Corp. (the “Company”), amended its articles of incorporation change its name to Changsheng International Group Limited (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on July 6, 2020, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 200 (the “Reverse”).

Item 8.01. Other Events

On July 15, 2020, FINRA declared the Name Change and the Reverse effective. Also on July 15, 2020, the Company was informed by FINRA that the Company’s ticker symbol would be changed to CSJT in twenty business days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Delaware on July 6, 2020.

3.2	Certificate of Amendment, filed with the Secretary of State of the State of Delaware on July 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2020

Changsheng International Group Limited

/s/ Lin Yue
By:	Lin Yue
Title:	President

EXHIBIT INDEX

Exhibit No.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Delaware on July 6, 2020.

3.2	Certificate of Amendment, filed with the Secretary of State of the State of Delaware on July 6, 2020.

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